Exhibit 99.1

Kopin Corporation Reports Fourth Quarter 2025 Financial Results

Balance Sheet Strengthened with $56 Million Capital Raise; Strategic Partnerships Advancing Key Defense Projects; Government Shutdown Delayed Revenue Recognition on Select Orders Industrywide

WESTBOROUGH, MA -- March 27, 2026 -- Kopin Corporation (Nasdaq: KOPN) (“Kopin” or the “Company”), a leading provider of application-specific optical systems and high-performance microdisplays for defense, training, enterprise, industrial, consumer and medical products, today announced preliminary unaudited financial results for its fourth quarter ended December 27, 2025.

Fourth Quarter Financial Summary:

$ in millions	Q4 2025	Q4 2024	% Change
Total Revenues	$8.4	$14.6	(42%)
Product Revenues	$5.6	$12.6	(56%)
Non-Product Revenues *	$2.5	$1.7	47%
Cost of Product Revenues	$4.7	$10.6	(56%)
R&D Expenses	$3.5	$3.1	13%
SG&A Expenses	$4.5	$3.1	45%

*Non-Product revenue consists of Funded R&D, Collaborative agreement, and Grant revenue streams

Fourth Quarter 2025 & Subsequent Operational Highlights

●	Completed $56 million private placement from strategic and institutional investors, fortifying the Company’s balance sheet to support near-term growth.

●	Continued to advance strategic partnership with Theon International, with sales commencing and aggressive 3-year strategic plan for revenue and technology sharing underway across Europe, Southeast Asia, and NATO markets.

●	Continued progress on Color MicroLED development for Soldier Borne Mission Systems with several prime contractor selections and critical technology acquisition wins expected.

●	Maintained strong pipeline with congressional budget demands through 2030 and indefinite demand, indefinite quantity (IDIQ) contracts providing upside revenue flexibility.

●	Investments in internal research and development delivered new technologies released to production driving new customer demand and adoption. Several new products, in new markets, are expected to be announced, in 2026.

Management Commentary

Michael Murray, Chief Executive Officer of Kopin, said: “2025 was a transformative year for Kopin as we established critical strategic partnerships, secured landmark defense program wins, and strengthened our balance sheet through a $56 million capital raise from strategic and institutional investors. While fourth quarter revenues were impacted by the government shutdown and associated procurement delays, our pipeline remains strong and I believe our strategic positioning has never been better. Our partnership with Theon International is gaining traction across European, Southeast Asian, and NATO markets, and our defense programs continue to advance with congressional budget support through 2030.

“Operationally, our investments in automation are delivering healthy improvements in throughput, quality, and cost efficiency. The government shutdown temporarily slowed procurement activity in Q4, and we anticipate some continued impact into Q1 2026. However, with our strengthened balance sheet, expanded strategic partnerships, and growing defense program portfolio, we are well positioned to capitalize on the significant opportunities ahead. As the sole source provider of microdisplays for several Department of War programs of record, and the only company in the world producing four types of microdisplays, we enter 2026 with confidence in our ability to deliver meaningful revenue growth as government operations and order flow normalize which we are experiencing now,” concluded Murray.

Fourth Quarter 2025 Financial Results

Total revenues for the fourth quarter ended December 27, 2025, were $8.4 million, as compared to $14.6 million for the fourth quarter ended December 28, 2024. The year-over-year decrease in revenues was primarily attributable to the government shutdown and associated procurement delays which impacted timing of expected program orders, product shipments and contract activity during the quarter.

Product revenues for the fourth quarter were $5.6 million, as compared to $12.6 million in the year-ago period. The decrease was primarily due to government shutdown-related delays in product orders that several of our end customers experienced, resulting in lower orders and shipments of products for US defense applications. Standard Training and Simulation order flow which can ship within the same quarter was seasonally lower than expected as well. Product order flow has since returned to anticipated levels while new European product orders have exceeded forecast.

Non-Product revenues were $2.5 million in the fourth quarter of 2025, as compared to $1.7 million in the fourth quarter of 2024. The increase was primarily driven by the IBAS color MicroLED development program; however, revenue and research awards were lower due to delays. Several of these new contracts have been awarded, with several others still expected.

Cost of product revenues for the fourth quarter of 2025 was $4.7 million, or 83% of net product revenues, as compared with $10.6 million, or 84% of net product revenues, for the fourth quarter of 2024. The decrease in cost of product revenue as a percentage of net product revenues was primarily attributable to changes in product mix. Actions taken throughout the year with regards to quality, cost containment, and automation allowed for similar results to the comparative period even with the reduced volume.

Research and Development expenses for the fourth quarter of 2025 were $3.5 million, as compared to $3.1 million for the fourth quarter of 2024. The increase was not material, and the company considers it to be within the range of normal quarterly fluctuations. The spending level ensures continued investments in internally funded technology development, including new technology, process improvements, MicroLED advancements.

Selling, General and Administration expenses were $4.5 million in the fourth quarter of 2025, as compared to $3.1 million in the fourth quarter of 2024. The increase was primarily due to higher professional fees and outside service costs associated with the capital raise and strategic partnership transactions completed during the quarter, partially offset by lower incentive compensation cost.

As of December 27, 2025, the Company had cash and cash equivalents of $37.8 million. The bonded cash of $23.0 million is presented as a long-term asset. As a result of the de-consolidation of Kopin Europe there was approximately $8M of cash that will not be shown within the consolidated results. Our overall cash position has improved primarily driven by the completion of $56 million in private placements from strategic and institutional investors.

All amounts above are preliminary unaudited figures and readers should refer to the Company’s forthcoming Form 10-K for the year ending December 27, 2025, for final disposition as well as important risk factors.

Earnings Call and Webcast

Management will host an investor conference call at 8:30 AM Eastern time today, Friday, March 27, 2026 to discuss the Company’s fourth quarter 2025 unaudited financial results, provide a corporate update, and conclude with Q&A from telephone participants.

The Company’s 10-K filing with audited financial results is expected to be filed in the days following. To participate, please use the following information:

Q4 2025 & Full Year Earnings Conference Call

Date: Friday, March 27, 2026

Time: 8:30 AM Eastern time

U.S. Dial-in: 1-800-225-9448

International: 1-203-518-9708
Conference ID: KOPIN

Webcast: KOPN Q4 FY2025 Earnings Conference Call

Please call the conference telephone number 5-10 minutes prior to the start time.

A telephonic replay of the conference call will also be available through April 3, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 11161278. A webcast replay will also be available using the webcast link above.

About Kopin Corporation

Kopin Corporation (Nasdaq: KOPN) is a leading developer and provider of innovative display and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active-Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

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Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 27, 2025, or as updated from time to time in our Securities and Exchange Commission filings.

Corporate Contact

Kopin Corporation
Erich Manz, Chief Financial Officer
EManz@kopin.com
508-870-5959

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America
KOPN@mzgroup.us
949-259-4987

Public Relations Contact

Grace Halvorsen
Lightspeed PR/M
Kopin@lightspeedpr.com